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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. Supplemental Executive Retirement Plan of our report dated March 3, 1997 (except for Note B, as to which the date is April 22, 1997), with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended February 1, 1997, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP


Boston, Massachusetts
September 25, 1997